Exhibit 10.2

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Fifth Amendment”) dated May 7, 2018, by and among MVC CAPITAL, INC., a corporation formed under the laws of the State of Delaware (the “Borrower”), MVC FINANCIAL SERVICES, INC., a corporation formed under the laws of the State of Delaware, MVC CAYMAN, an exempted company incorporated under the laws of the Cayman Islands, MVC GP II, LLC, a limited liability company formed under the laws of the State of Delaware, and MVC PARTNERS LLC, a limited liability company formed under the laws of the State of Delaware, (collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions or entities from time to time parties to the Loan Agreement (as such term is defined herein) (collectively, the “Lenders”, and each a “Lender”), and SANTANDER BANK, N.A., as agent (the “Agent”), and WINTRUST BANK, as syndication agent (“Wintrust”).

BACKGROUND

WHEREAS, Borrower, Lenders and Agent are parties to a Credit and Security Agreement dated as of December 9, 2015 (as same has been and may be further modified, amended, supplemented and/or restated from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the meanings given to them in the Credit Agreement unless otherwise specified.

WHEREAS, Borrower has requested that the Agent and the Lenders amend the Credit Agreement as described in this Fifth Amendment.

WHEREAS, Agent and Lenders are willing to amend certain terms and conditions of the Credit Agreement and grant the requested waivers as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                      Amendments to Credit Agreement.  As of the date hereof, the Credit Agreement is amended as follows:

1.1                               Definitions.  Section 1.1 of the Credit Agreement is amended by the addition, the deletion or the amendment and restatement of the following definitions, as applicable, to read in their entirety as follows:

(a)                                 Subsection (k) of the definition of Permitted Indebtedness is hereby amended and restated to read as follows:

“(k)                           unsecured Indebtedness and unsecured Guaranty Obligations for Indebtedness of the Portfolio Companies not otherwise permitted by the other clauses of this definition in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000).”

(b)                                 Subsection (b) of the definition of Permitted Investments is hereby amended and restated to read as follows:

“(b)                           Investments consisting of (i) the Debt Investments listed on Schedule 7.26(b), (ii) the Equity Investments listed on Schedules 7.26(a) and (c), and (iii) “follow-on” Investments consisting of Debt Investments or Equity Interests in Portfolio Companies currently owned by Credit Parties in an aggregate amount not to exceed Twenty-Eight Million Five Hundred Thousand and 00/100 Dollars ($28,500,000);”

(c)                                  The following new definition shall be inserted in the appropriate alphabetical order:

““Fifth Amendment Closing Date” means May 7, 2018.”

1.2                               Section 2.4(a).  Section 2.4(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)                           Letters of Credit. Subject to the terms and conditions of this Agreement, the Lenders agree to incur, from time to time, upon the request of Borrower and for Borrower’s account, Letter of Credit Obligations by Agent causing Letters of Credit to be issued by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for such Borrower’s account, which may be guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in Section 2.4(b)(ii) below. The initial L/C Issuer shall be Santander Bank, N.A. and all Letters of Credit issued by Santander Bank, N.A. shall be issued in its capacity as a Lender, not as Agent. The aggregate amount of all Letter of Credit Obligations relating to the issuance of Letters of Credit shall not at any time exceed Fifteen Million Dollars ($15,000,000); provided, however, in no event shall Agent cause a Letter of Credit to be issued to the extent that (i) Agent is in receipt of written notice that the conditions precedent set forth in Section 6 of this Agreement cannot be satisfied or (ii) the face amount of such Letter of Credit would then cause the sum of (x) the outstanding Revolving Loans plus (y) outstanding Letters of Credit, to exceed Borrowing Availability. All Letters of Credit shall be payable in Dollars. No standby Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof and no commercial Letter of Credit shall have an expiry date that is more than 90 days following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Final Maturity Date.

1.3                               No Other Changes. Except as explicitly amended by this Fifth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to all Revolving Loans and Letters of Credit thereunder.

2.                                      Conditions Precedent. This Fifth Amendment shall be effective when the Agent shall have received an executed copy hereof and each of the following documents (collectively, the “Fifth Amendment Documents”):

(a)                                 this Fifth Amendment duly executed;

(b)                                 the Acknowledgment and Agreement of Guarantors set forth at the end of this Fifth Amendment, duly executed by the Guarantor; and

(c)                                  payment of an amendment fee to the Agent for the benefit of the Lenders in an amount equal to Six Thousand Dollars ($6,000), which fee shall be fully earned, irrevocable, due and payable on the Fifth Amendment Closing Date.

3.                                      Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders as follows:

(a)                                 Borrower has all requisite power and authority to execute this Fifth Amendment and the other Fifth Amendment Documents and to perform all of its obligations hereunder and thereunder, and the Fifth Amendment Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their terms, subject to applicable Federal and state bankruptcy and insolvency laws affecting generally the rights of creditors.

(b)                                 The execution, delivery and performance by Borrower of this Fifth Amendment and the other Fifth Amendment Documents have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or bylaws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or Credit Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c)                                  All of the representations and warranties contained in the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.                                      References. All references in the Credit Agreement to the “Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

5.                                      No Waiver.  The execution of this Fifth Amendment and of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Documents or other document held by Agent or Lenders, whether or not known to Agent or Lenders and whether or not existing on the date of this Fifth Amendment.

6.                                      Release.  Borrower and Guarantors by signing the Acknowledgment and

Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Agent, Lenders and L/C Issuers, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower or Guarantors has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Fifth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

7.                                      Costs and Expenses. Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Agent, Lenders and L/C Issuer on demand for all reasonable costs and expenses incurred by Agent, Lenders and L/C Issuer in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to Agent, Lenders and L/C Issuer for the services performed by such counsel in connection with the preparation of this Fifth Amendment and the documents and instruments incidental hereto.  Borrower hereby agrees that Agent may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make an Advance to Borrower under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

8.                                Miscellaneous. This Fifth Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Fifth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

MVC CAPITAL, INC.

By:	/s/ Michael T. Tokarz
Name:	MICHAEL T. TOKARZ
Title:

SANTANDER BANK, N.A.,
as Agent and as a Lender

By:	/s/ Pierre A. Desbiens
Name:	Pierre A. Desbiens
Title:

By:	/s/ Mark Metsky
Name:	Mark Metsky
Title:

WINTRUST BANK, as Lender

By:	/s/ John Paul Hills
Name:	John Paul Hills
Title:

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a Guarantor of the Indebtedness of MVC Capital, Inc. (the “Borrower”) to Santander Bank, N.A. ( “Agent”) for itself, as a lender, and as agent for the other lenders (the “Lenders”) signatory to that certain Credit and Security Agreement dated as of December 9, 2015 by and among the Borrower, the Lenders, and the Agent, pursuant to the Guaranty Agreement dated as of December 9, 2015 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to Agent, Lenders or L/C Issuer pursuant to the terms of the Guaranty; and (iv) acknowledges that the Agent and Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Agent and Lenders.

MVC FINANCIAL SERVICES, INC.

By:	/s/ Michael T. Tokarz
Name:	MICHAEL T. TOKARZ
Title:

MVC CAYMAN

By:	/s/ Michael T. Tokarz
Name:	MICHAEL T. TOKARZ
Title:

MVC GP II, LLC

By:	/s/ James Pinto
Name:	JAMES PINTO
Title:

MVC PARTNERS LLC

By:	/s/ Michael T. Tokarz
Name:	MICHAEL T. TOKARZ
Title:

Date:   May 7, 2018